EXHIBIT 99.1

PRA Group Reports Third Quarter 2015 Results

NORFOLK, Va., Nov. 5, 2015 (GLOBE NEWSWIRE) -- PRA Group (Nasdaq:PRAA), a global leader in acquiring nonperforming loans, today reported its financial results for the third quarter of 2015. The company reported diluted earnings per share of $0.36 and non-GAAP diluted earnings per share of $0.99 for the third quarter of 2015. Non-GAAP financial results are presented in constant currency with the third quarter of 2014 and exclude items unrelated to normal operations. A reconciliation of all non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.

The Company also announced that its Board of Directors authorized a new $125 million share repurchase program. During the third quarter of 2015, the Company repurchased $7.7 million, or approximately 133,000 shares, of common stock.

Third Quarter Highlights

  Cash collections of $380.8 million, up 2% from the third quarter of 2014. Non-GAAP cash collections were $392.1 million, an increase of 5% over the prior year period.
  Revenues of $229.4 million and non-GAAP revenues of $235.3 million.
  Income from operations of $54.1 million and non-GAAP income from operations of $87.0 million.
  Net income of $17.4 million and non-GAAP net income of $48.0 million.
  Return on average equity, annualized, of 7.8% and non-GAAP return on average equity, annualized of 21.4%.
  $344.6 million in investments.

"Many of the same trends that have been prevalent throughout the last year continued in the third quarter. Our operational performance remained solid, cash collections in the U.S. call centers continued to grow dramatically, up over 27% year over year, and investment was formidable at $345 million in the quarter," said Steve Fredrickson, chairman and chief executive officer, PRA Group. "Additionally, the original underwritten portfolio associated with the acquisition of Aktiv Kapital continues to perform better than expected and we continue to invest a substantial amount of capital in European markets. The progress we have made in the last year and the performance of our European team has exceeded our expectations."

REVENUES

  Total revenues of $229.4 million in the third quarter included finance receivables income net of principal amortization and net allowance charges. Non-GAAP total revenues were $235.3 million versus $239.0 million in year-ago quarter.
  Cash collections increased 2% in the third quarter from the year-ago quarter to $380.8 million. Non-GAAP cash collections were $392.1 million, an increase of 5% over the year-ago quarter. Both GAAP and non-GAAP cash collections are reported below and included collections from these finance receivables sources:
Cash Collection Source ($ in thousands)	Q3-2015	Q2-2015	Q1-2015	Q4-2014	Q3-2014
Americas-Core	$ 210,725	$ 218,838	$ 219,371	$ 185,921	$ 189,027
Americas-Insolvency	81,865	92,974	95,533	103,104	110,544
Europe-Core	85,635	76,602	83,876	84,398	73,172
Europe-Insolvency	2,528	1,210	967	5	--
Total Cash Collections	$ 380,753	$ 389,624	$ 399,747	$ 373,428	$ 372,743

Cash Collection Source -Constant Currency
Adjusted ($ in thousands)	Q3-2015*	Q3-2014
Americas-Core	$ 211,527	$ 189,027
Americas-Insolvency	81,865	110,544
Europe-Core	96,180	73,172
Europe-Insolvency	2,528	--
Total Cash Collections	$ 392,100	$ 372,743

*Amounts for Q3-2015 have been adjusted to reflect what the cash collection totals would have been had the foreign currency exchange rates from Q3-2014 remained constant through Q3-2015.
  Principal amortization of finance receivables in the third quarter was $172.6 million or 45.3% of cash collections, compared with 39.8% in the year-ago quarter.   Principal amortization included a net allowance charge of $11.3 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance reversal of $1.7 million recorded in the year-ago quarter. Non-GAAP principal amortization was $178.0 million in the third quarter of 2015.
  Revenues in the third quarter also included income from PRA Group's fee-based businesses of $17.8 million, compared with $12.8 million in the year-ago quarter, and other income of $3.4 million compared with $1.9 million in the year-ago quarter.

EXPENSES AND OPERATING INCOME

  Operating expenses were $175.3 million in the third quarter, compared with $150.8 million a year ago. Non-GAAP operating expenses were $148.3 million versus $144.0 million a year ago, an increase of 3%.
  Operating income in the third quarter was $54.1 million, compared with $88.2 million in the year-ago quarter. Non-GAAP operating income was $87.0 million in the third quarter versus $95.0 million a year ago. The operating margin was 23.6% in the third quarter and the non-GAAP operating margin was 37.0%.
  The provision for income taxes was $16.6 million in the third quarter compared to $28.5 million in the year-ago quarter. PRA Group's provision for income taxes was 48.6% of income before taxes in the third quarter, compared with 35.8% in the year-ago quarter. The third quarter of 2015 included some unusual non-cash, one-time tax items of $2.5 million. Non-GAAP provision for income taxes in the third quarter was $26.0 million versus $33.4 million a year ago.

PORTFOLIO ACQUISITIONS

  PRA Group invested $344.6 million in new finance receivables in the third quarter.

Portfolio Purchase Source ($ in thousands)	Q32015	Q22015	Q12015	Q42014	Q32014
Americas-Core	$ 90,912	$ 98,317	$ 138,498	$ 119,714	$ 118,018
Americas-Insolvency	9,300	19,111	16,437	24,949	38,535
Europe-Core (1)	240,385	88,499	21,579	123,194	734,803
Europe-Insolvency	3,959	2,450	8,510	11,625	--
Total Portfolio Purchasing	$ 344,556	$ 208,377	$ 185,024	$ 279,482	$ 891,356

(1) Excludes the $27.9 million and $34.7 million investment in the securitized fund in Poland during the three months ended March 31, 2015 and December 31, 2014, respectively.

BALANCE SHEET

  Borrowings totaled $1,654.5 million as of September 30, 2015, consisting of $478.3 million drawn on the domestic revolver, $568.5 million drawn on the multi-currency revolver, $264.0 million in convertible senior notes, $173.8 million in other long-term debt and $169.9 million in seller financing. Total borrowings were $1,425.4 million as of September 30, 2014.
  Cash and cash equivalents were $69.1 million as of September 30, 2015, compared with $70.3 million as of September 30, 2014.
  Net deferred tax liabilities were $267.6 million as of September 30, 2015, compared with $237.2 million as of September 30, 2014.
  Stockholders' equity was $863.5 million as of September 30, 2015, compared with $959.9 million as of September 30, 2014.

Conference Call Information

PRA Group will hold a conference call today at 6:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call, visit http://ir.pragroup.com/events.cfm.   To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 71196657. A question-and-answer session on the call will be open only to analysts or investors. To listen to a replay of the call until November 11, 2015, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 71196657.

About PRA Group

As a global leader in acquiring nonperforming loans, PRA Group returns capital to global banks and other creditors to help expand financial services for consumers in the Americas and Europe.  PRA Group companies collaborate with customers to help them resolve their debt and provide a broad range of additional revenue and recovery services to business and government clients.

PRA has been recognized as one of Fortune's 100 Fastest-Growing Companies for three years and one of Forbes' Best Small Companies in America for eight consecutive years since 2007. For more information, please visit www.pragroup.com.

About Forward Looking Statements

Statements made herein which are not historical in nature, including PRA Group's or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group's filings with the Securities and Exchange Commission including but not limited to PRA Group's annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA Group's website, which contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues:
Income recognized on finance receivables, net	$ 208,184	$ 224,326	$ 656,651	$ 584,814
Fee income	17,803	12,757	44,734	42,875
Other revenue	3,443	1,890	10,448	2,549

Total revenues	229,430	238,973	711,833	630,238

Operating expenses:
Compensation and employee services	66,084	65,237	199,675	169,083
Legal collection fees	13,715	13,778	41,520	35,982
Legal collection costs	18,879	20,367	59,289	72,329
Agent fees	7,961	5,988	24,006	8,902
Outside fees and services	12,583	17,210	37,846	40,114
Communication	8,021	8,642	26,512	25,370
Rent and occupancy	3,684	3,283	10,723	8,032
Depreciation and amortization	5,413	4,949	14,939	13,107
Other operating expenses	38,963	11,330	58,151	25,111

Total operating expenses	175,303	150,784	472,661	398,030

Income from operations	54,127	88,189	239,172	232,208

Other income and (expense):
Interest expense	(16,787)	(11,807)	(45,015)	(21,733)
Net foreign currency transaction gain/(loss)	(3,160)	3,258	7,213	(2,931)

Income before income taxes	34,180	79,640	201,370	207,544

Provision for income taxes	16,597	28,473	74,227	78,030

Net income	$ 17,583	$ 51,167	$ 127,143	$ 129,514

Less net income attributable to noncontrolling interest	187	--	187	--

Net income attributable to PRA Group, Inc.	$ 17,396	$ 51,167	$ 126,956	$ 129,514

Net income per common share:
Basic	$ 0.36	$ 1.02	$ 2.62	$ 2.59
Diluted	$ 0.36	$ 1.01	$ 2.61	$ 2.57

Weighted average number of shares outstanding:
Basic	48,265	50,075	48,438	50,023
Diluted	48,498	50,439	48,693	50,413

PRA Group, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

ASSETS	September 30, 2015	December 31, 2014

Cash and cash equivalents	$ 69,111	$ 39,661
Investments	75,985	89,703
Finance receivables, net	2,167,178	2,001,790
Other receivables, net	24,648	12,959
Income taxes receivable	12,840	--
Net deferred tax asset	831	6,126
Property and equipment, net	46,105	48,258
Goodwill	502,383	527,445
Intangible assets, net	24,458	10,933
Other assets	61,011	41,876

Total assets	$ 2,984,550	$ 2,778,751

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 3,693	$ 4,446
Accrued expenses	97,123	89,361
Income taxes payable	9,534	11,020
Other liabilities	4,460	5,962
Net deferred tax liability	267,587	255,587
Interest bearing deposits	46,277	27,704
Borrowings	1,654,457	1,482,456

Total liabilities	2,083,131	1,876,536

Stockholders' equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares - 0	--	--
Common stock, par value $0.01, 100,000 authorized shares, 48,204 issued and outstanding shares at September 30, 2015, and 49,577 issued and outstanding shares at December 31, 2014	482	496
Additional paid-in capital	31,344	111,659
Retained earnings	1,032,966	906,010
Accumulated other comprehensive (loss)	(201,275)	(115,950)
Total stockholders' equity - PRA Group, Inc.	863,517	902,215
Noncontrolling interest	37,902	--
Total equity	901,419	902,215
Total liabilities and total equity	$ 2,984,550	$ 2,778,751
PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	As of and for the Three Months Ended September 30,			As of and for the Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 208,184	$ 224,326	-7%	$ 656,651	$ 584,814	12%
Fee income	17,803	12,757	40%	44,734	42,875	4%
Other revenue	3,443	1,890	82%	10,448	2,549	310%
Total revenues	229,430	238,973	-4%	711,833	630,238	13%
Operating expenses	175,303	150,784	16%	472,661	398,030	19%
Income from operations	54,127	88,189	-39%	239,172	232,208	3%
Net interest expense	16,787	11,807	42%	45,015	21,733	107%
Net income	17,583	51,167	-66%	127,143	129,514	-2%
Net income attributable to PRA Group, Inc.	17,396	51,167	-66%	126,956	129,514	-2%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 69,111	$ 70,300	-2%	$ 69,111	$ 70,300	-2%
Finance receivables, net	2,167,178	1,913,710	13%	2,167,178	1,913,710	13%
Goodwill and intangible assets, net	502,383	606,716	-17%	502,383	606,716	-17%
Total assets	2,984,550	2,757,429	8%	2,984,550	2,757,429	8%
Borrowings	1,654,457	1,425,409	16%	1,654,457	1,425,409	16%
Total liabilities	2,083,131	1,797,569	16%	2,083,131	1,797,569	16%
Total equity - PRA Group, Inc.	863,517	959,860	-10%	863,517	959,860	-10%

FINANCE RECEIVABLE INCOME (dollars in thousands)
Cash collections	$ 380,753	$ 372,743	2%	$ 1,170,124	$ 1,005,384	16%
Cash collections on fully amortized pools	11,453	17,105	-33%	43,620	50,564	-14%
Principal amortization without allowance (reversals)/charges	161,234	150,115	7%	495,623	426,520	16%
Allowance (reversal)/charge	11,335	(1,698)	-768%	17,850	(5,950)	-400%
Principal amortization with allowance (reversals)/charges	172,569	148,417	16%	513,473	420,570	22%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	45.3%	39.8%	14%	43.9%	41.8%	5%
Excluding fully amortized pools	46.7%	41.7%	12%	45.6%	44.0%	3%
Allowance (reversal)/charge to period-end net finance receivables	0.5%	(0.1%)	-689%	0.8%	(0.3%)	-365%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - Americas core	$ 90,912	$ 118,018	-23%	$ 327,727	$ 289,007	13%
Purchase price - Americas insolvency	9,300	38,535	-76%	44,848	126,725	-65%
Purchase price - Europe core	240,385	734,803	-67%	350,463	737,550	-52%
Purchase price - Europe insolvency	3,959	--	100%	14,919	--	100%
Purchase price - total	344,556	891,356	-61%	737,957	1,153,282	-36%
Number of portfolios - total	128	125	2%	403	314	28%
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$ 2,421,506	$ 2,089,253	16%	$ 2,421,506	$ 2,089,253	16%
Estimated remaining collections - Americas insolvency	474,097	697,662	-32%	474,097	697,662	-32%
Estimated remaining collections - Europe core	1,903,226	1,582,135	20%	1,903,226	1,582,135	20%
Estimated remaining collections - Europe insolvency	30,081	--	100%	30,081	--	100%
Estimated remaining collections - total	4,828,910	4,369,050	11%	4,828,910	4,369,050	11%
Adjusted estimated remaining collections (7)	4,945,609	4,369,050	13%	4,945,609	4,369,050	13%

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 0.36	$ 1.01	-64%	$ 2.61	$ 2.57	2%
Weighted average number of shares outstanding - diluted	48,498	50,439	-4%	48,693	50,413	-3%
Shares repurchased	133	--	0%	1,611	--	100%
Average price paid per share repurchased (including acquisitions costs)	$ 58.08	$ --	0%	$ 53.10	$ --	100%
Closing market price	$ 52.92	$ 52.23	1%	$ 52.92	$ 52.23	1%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	7.8%	21.1%	-63%	19.9%	17.1%	16%
Return on revenue (2)	7.7%	21.4%	-64%	17.9%	20.6%	-13%
Return on average assets (3)	2.3%	7.3%	-68%	6.0%	9.5%	-37%
Operating margin (4)	23.6%	36.9%	-36%	33.6%	36.8%	-9%
Operating expense to cash receipts (5)	44.0%	39.1%	12%	38.9%	38.0%	2%
Debt to stockholders' equity (6)	191.6%	148.5%	29%	191.6%	148.5%	29%
Number of full-time equivalent collectors	2,159	2,498	-14%	2,159	2,498	-14%
Number of full-time equivalent employees	3,715	3,913	-5%	3,715	3,913	-5%
Cash receipts (5)	$ 398,556	$ 385,500	3%	$ 1,214,858	$ 1,048,259	16%
Line of credit - unused portion at period end	393,246	513,800	-23%	393,246	513,800	-23%
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 208,184	$ 220,064	$ 228,403	$ 222,660	$ 224,326
Fee income	17,803	13,878	13,053	22,800	12,757
Other revenue	3,443	3,255	3,750	5,271	1,890
Total revenues	229,430	237,197	245,206	250,731	238,973
Operating expenses	175,303	148,318	149,040	140,871	150,784
Income from operations	54,127	88,879	96,166	109,860	88,189
Net interest expense	16,787	13,452	14,776	13,493	11,807
Net income	17,583	51,425	58,135	46,991	51,167
Net income attributable to PRA Group, Inc.	17,396	51,425	58,135	46,991	51,167

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 69,111	$ 56,811	$ 40,542	$ 39,661	$ 70,300
Finance receivables, net	2,167,178	2,012,552	1,954,772	2,001,790	1,913,710
Goodwill and intangible assets, net	502,383	503,001	506,695	538,378	606,716
Total assets	2,984,550	2,783,756	2,700,613	2,778,751	2,757,429
Borrowings	1,654,457	1,503,363	1,479,262	1,482,456	1,425,409
Total liabilities	2,083,131	1,885,880	1,883,295	1,876,536	1,797,569
Total equity - PRA Group, Inc.	863,517	897,876	817,318	902,215	959,860

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 380,753	$ 389,624	$ 399,747	$ 373,428	$ 372,743
Cash collections on fully amortized pools	11,453	15,162	17,005	17,785	17,105
Principal amortization without allowance (reversals)/charges	161,234	164,675	169,714	149,753	150,115
Allowance (reversal)/charge	11,335	4,885	1,630	1,015	(1,698)
Principal amortization with allowance (reversals)/charges	172,569	169,560	171,344	150,768	148,417
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	45.3%	43.5%	42.9%	40.4%	39.8%
Excluding fully amortized pools	46.7%	45.3%	44.8%	42.4%	41.7%
Allowance (reversal)/charge to period-end net finance receivables	0.5%	0.2%	0.1%	0.1%	-0.1%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - North America core	$ 90,912	$ 98,317	$ 138,498	$ 119,714	$ 118,018
Purchase price - North America insolvency	9,300	19,111	16,437	24,949	38,535
Purchase price - Europe core	240,385	88,499	21,579	123,194	734,803
Purchase price - Europe insolvency	3,959	2,450	8,510	11,625	--
Purchase price - total	344,556	208,377	185,024	279,482	891,356
Number of portfolios - total	128	136	139	142	125
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$ 2,421,506	$ 2,384,698	$ 2,370,086	$ 2,229,403	$ 2,089,253
Estimated remaining collections - Americas insolvency	474,097	529,892	577,319	642,552	697,662
Estimated remaining collections - Europe core	1,903,226	1,685,694	1,619,454	1,478,738	1,582,135
Estimated remaining collections - Europe insolvency	30,081	26,807	24,838	15,021	--
Estimated remaining collections - total	4,828,910	4,627,091	4,591,697	4,365,714	4,369,050
Adjusted estimated remaining collections (7)	4,945,609	4,747,552	4,716,230	4,437,264	--

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 0.36	$ 1.06	$ 1.19	$ 0.93	$ 1.01
Weighted average number of shares outstanding - diluted	48,498	48,529	49,052	50,444	50,439
Shares repurchased	133	--	1,478	574	--
Average price paid per share repurchased (including acquisitions costs)	$ 58.08	$ --	$ 52.65	$ 57.79	$ --
Closing market price	$ 52.92	$ 62.31	$ 54.32	$ 57.93	$ 52.23

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	7.8%	23.5%	30.1%	20.2%	21.1%
Return on revenue (2)	7.7%	21.7%	23.7%	18.7%	21.4%
Return on average assets (3)	2.3%	7.4%	8.7%	6.9%	7.3%
Operating margin (4)	23.6%	37.5%	39.2%	43.8%	36.9%
Operating expense to cash receipts (5)	44.0%	36.8%	36.1%	35.6%	39.1%
Debt to stockholders' equity (6)	191.6%	167.4%	181.0%	164.3%	148.5%
Number of collectors	2,159	2,317	2,395	2,457	2,498
Number of full-time equivalent employees	3,715	3,820	3,847	3,880	3,913
Cash receipts (5)	$ 398,556	$ 403,502	$ 412,800	$ 396,228	$ 385,500
Line of credit - unused portion at period end	393,246	547,017	323,812	352,926	513,800
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations from non-GAAP to the most directly comparable GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for reported GAAP results.

Three Months Ended September 30, 2015
	Cash Collections	Amortization	Income Recognized on Finance Receivables	Fee Income	Other Income	Total Revenues	Expenses	Income from Operations	Income before Taxes	Net Income	Diluted EPS
As Reported	$ 380,753	$ 172,569	$ 208,184	$ 17,803	$ 3,443	$ 229,430	$ 175,303	$ 54,127	$ 34,180	$ 17,396	$ 0.36
Adjustments:
CFPB expenses including penalty and redress	--	--	--	--	--	--	(28,806)	28,806	28,806	20,404	0.42
Acquisition and other expenses	--	--	--	--	--	--	(802)	802	802	568	0.01
Non-cash interest expense	--	--	--	--	--	--	--	--	1,074	761	0.02
One-time tax items	--	--	--	--	--	--	--	--	--	2,488	0.05
Legal costs not associated with normal operations	--	--	--	--	--	--	(1,262)	1,262	1,262	894	0.02
Constant currency adjustments	11,348	5,381	5,967	201	(301)	5,867	3,895	1,972	7,919	5,517	0.11
Subtotal of adjustments	11,348	5,381	5,967	201	(301)	5,867	(26,975)	32,842	39,863	30,632	0.63
As Adjusted	392,101	177,950	214,151	18,004	3,142	235,297	148,328	86,969	74,043	48,028	0.99

Nine Months Ended September 30, 2015
	Cash Collections	Amortization	Income Recognized on Finance Receivables	Fee Income	Other Income	Total Revenues	Expenses	Income from Operations	Income before Taxes	Net Income	Diluted EPS
As Reported	$ 1,170,124	$ 513,473	$ 656,651	$ 44,734	$ 10,448	$ 711,833	$ 472,661	$ 239,172	$ 201,370	$ 126,956	$ 2.61
Adjustments:
CFPB expenses including penalty and redress	--	--	--	--	--	--	(28,806)	28,806	28,806	21,744	0.45
Acquisition and other expenses	--	--	--	--	--	--	(3,989)	3,989	3,989	3,011	0.06
Non-cash interest expense	--	--	--	--	--	--	--	--	3,178	2,399	0.05
One-time tax items	--	--	--	--	--	--	--	--	--	2,488	0.05
Legal costs not associated with normal operations	--	--	--	--	--	--	(1,669)	1,669	1,669	1,260	0.03
Constant currency adjustments	11,348	5,381	5,967	201	(301)	5,867	3,895	1,972	7,919	5,517	0.11
Subtotal of adjustments	11,348	5,381	5,967	201	(301)	5,867	(30,569)	36,436	45,561	36,419	0.75
As Adjusted	1,181,472	518,854	662,618	44,935	10,147	717,700	442,092	275,608	246,931	163,375	3.36

Three Months Ended September 30, 2014
	Cash Collections	Amortization	Income Recognized on Finance Receivables	Fee Income	Other Income	Total Revenues	Expenses	Income from Operations	Income before Taxes	Net Income	Diluted EPS
As Reported	$ 372,743	$ 148,417	$ 224,326	$ 12,757	$ 1,890	$ 238,973	$ 150,784	$ 88,189	$ 79,640	$ 51,167	$ 1.01
Adjustments:
Acquisition and other expenses	--	--	--	--	--	--	(6,453)	6,453	6,453	4,021	0.08
Non-cash interest expense	--	--	--	--	--	--	--	--	1,023	637	0.01
One-time tax items	--	--	--	--	--	--	--	--	--	(1,232)	(0.02)
Loss on foreign currency exchange contracts	--	--	--	--	--	--	--	--	2,016	1,256	0.02
Legal costs not associated with normal operations	--	--	--	--	--	--	(381)	381	381	237	0.00
Subtotal of adjustments	--	--	--	--	--	--	(6,834)	6,834	9,873	4,920	0.10
As Adjusted	372,743	148,417	224,326	12,757	1,890	238,973	143,950	95,023	89,513	56,087	1.11

Nine Months Ended September 30, 2014
	Cash Collections	Amortization	Income Recognized on Finance Receivables	Fee Income	Other Income	Total Revenues	Expenses	Income from Operations	Income before Taxes	Net Income	Diluted EPS
As Reported	$ 1,005,386	$ 420,572	$ 584,814	$ 42,875	$ 2,549	$ 630,238	$ 398,030	$ 232,208	$ 207,544	$ 129,514	$ 2.57
Adjustments:
Acquisition and other expenses	--	--	--	--	--	--	(14,866)	14,866	14,866	9,141	0.18
Non-cash interest expense	--	--	--	--	--	--	--	--	3,028	1,862	0.04
One-time tax items	--	--	--	--	--	--	--	--	--	(1,232)	(0.02)
Loss on foreign currency exchange contracts	--	--	--	--	--	--	--	--	8,240	5,066	0.10
Legal costs not associated with normal operations	--	--	--	--	--	--	(424)	424	424	261	0.01
Subtotal of adjustments	--	--	--	--	--	--	(15,290)	15,290	26,558	15,098	0.30
As Adjusted	1,005,386	420,572	584,814	42,875	2,549	630,238	382,740	247,498	234,102	144,612	2.87
CONTACT: Investor Contact:
         Darby Schoenfeld
         Director of Investor Relations
         (757) 431-7913
         DCSchoenfeld@PRAGroup.com

         News Media Contact:
         Nancy Porter
         Vice President, Corporate Communications
         (757) 431-7950
         NAPorter@PRAGroup.com